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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated February 20, 1998, with respect to the balance sheets of Ward Howell International, Inc. as of December 31, 1997 and 1996 and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997 included herein.



                                                     KPMG PEAT MARWICK LLP

New York, New York
May 6, 1998